Exhibit 99.1

Secured Digital Announces Revenue and Income Guidance for Q3 2008

NEW YORK--(BUSINESS WIRE)--October 22, 2008--Secured Digital Applications, Inc. (OTCBB:SDGL), a provider of mobile communication, outsourced business and information technology consulting services today announced its revenue forecast for Q3, 2008.

Revenue and Income Forecast for Q3, 2008

  Revenue is expected to increase to $16.6 million compared to $11.8 million for the corresponding period in 2007, up by 40%.
  Operating income is estimated to be $520,000.
  Revenue for the first nine months of 2008 is projected to be $45.6 million compared to $33.199 million for the corresponding period in 2007, up by 37%.

Key Q3 Business Developments

  Successfully developed the Bluber Gateway that will:
-- enable Mobile VoIP calls "BluberChat" to be made from basic cell phones to other cell phones or landline phones globally.

-- allow cell phone users to make advertisement-sponsored Mobile VoIP long distance or international calls from their cell phones.
  Successfully installed and commissioned the EyStar SOS-01 GPS tracker and fleet management system for 1100 trucks for a leading logistics operator in Guangdong, China.
  Appointed Southpark Worldwide Limited as a Channel Partner. Southpark is currently working with SDGL to implement the BluberMax reward programs with their major client in Malaysia. BluberMax will help to drive customers, primarily foreign workers, to money remittance centers operated by Southpark’s client. Customers who patronize these money remittance centers will receive reward points which can be used to make long distance or international calls using SDGL’s Bluber Gateway.

The ongoing global financial turmoil is not expected to impinge on SDGL’s existing RFID and GPS contracts in China. The Chinese government has reported that its Gross Domestic Product (GDP) grew 9.9% during the first three quarters of this year and is investing in its domestic infrastructure to boost the country’s economy. This effort by the Chinese government will augur well for SDGL’s expansion into China.

“We are doubling our efforts to roll out our BluberChat service in the U.S. and China. The Company is confident that BluberChat that will generate substantial savings will be well received by our subscribers in both countries,” said Patrick Lim, Chairman and CEO of Secured Digital.

Patrick Lim further commented: “The Company is in the process of appointing an investment bank to provide the necessary operating capital for SDGL to execute its plan of action to roll out BluberChat and BluberMax services.”

About Secured Digital Applications, Inc.:

Secured Digital Applications, Inc. is a provider of mobile communication, outsourced business and information technology consulting services. The Company’s business is organized under two divisions. The first division is involved in multimedia production, information technology, computing consulting and business process outsourcing services; and sale of smarthome and biometric security solutions. The second division is focused on Bluetooth, Global Positioning System and Radio Frequency Identification enabled applications. The Company’s media production includes content for television, the Internet and multimedia presentations. The target market for the Company’s products and services include customers from the United States, Asia and Australia. For more information, please visit www.digitalapps.net, www.eystar.com and www.sdawmedia.com. Information on our websites does not comprise a part of the press release.

Safe Harbor Statement:

Information contained in this press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "is expected," "intends," "may," "will," "should," "anticipates," "plans" or the negative thereof. These forward looking statements often include forecasts and projections for future revenue and/or profits and are subject to revision and are not based on audited results. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to vary materially from historical results or from any future results expressed or implied in such forward-looking statements. Such risks and uncertainties include, but are not limited to, economic downturns, failure to achieve anticipated short- and long-term financial benefits from our business, failure to achieve market demand and acceptance for our products and services and failure to generate sufficient capital or to obtain financing to fund our operations and growth. The Company does not undertake to update, revise or correct any forward-looking statements. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts. For more complete information concerning factors that could affect the Company's results, reference is made to the Company's registration statements, reports and other documents filed with the Securities and Exchange Commission.

CONTACT:
Secured Digital Applications, Inc.
Elwayne Hafen, 303-693-0072
ehafen@digitalapps.net